Exhibit 99.1

RetailMeNot, Inc. Acquires Secondary Gift Card Marketplace, GiftCard Zen Inc,

Provides Preliminary First Quarter Financial Results and Updates Fiscal Year

2016 Guidance

Acquisition Significantly Expands RetailMeNot’s Operational Abilities and Digital Savings-

Oriented Content to Enhance Consumer Experience and Drive Long Term Growth

Company also Posts Positive Preliminary Earnings Results for First Quarter 2016

AUSTIN, Texas, April 7, 2016 — RetailMeNot, Inc. (NASDAQ:SALE), a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store, announced today that it has acquired GiftCard Zen Inc, a secondary marketplace for gift cards. The company also provided preliminary financial results for the first quarter ended March 31, 2016 and updated financial guidance for the calendar year ending December 31, 2016.

“RetailMeNot wants to be the one-stop shop for savings when a consumer shops at one of our thousands of retail partners or takes their family to a restaurant. GiftCard Zen is a great fit with RetailMeNot as its inventory of discounted gift card content will provide consumers another meaningful way for RetailMeNot to fulfill our mission to help people save money,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “We expect that GiftCard Zen’s existing operational capabilities and its ability to capture and grow secondary gift card inventory pair well with the power and size of the RetailMeNot audience. We believe this acquisition will help us accelerate our overall growth, and will quickly provide a broad selection of discounted gift cards from over 700 different retailers, brands and restaurants, further solidifying RetailMeNot’s position as a leading savings destination.”

GiftCard Zen is a leader in the secondary gift card market, which involves buying gift cards from, and selling gift cards to, consumers and businesses at a discount to face value. The acquisition of GiftCard Zen accelerates RetailMeNot’s strategy of providing consumers with more ways to save across the shopping journey. RetailMeNot believes the addition of GiftCard Zen’s discounted gift cards alongside RetailMeNot’s e-commerce and in-store coupon, sales and rebate content further differentiates the RetailMeNot brand and will drive higher frequency with users, across the company’s mobile app and websites, whether shopping in-store or online. RetailMeNot estimates that approximately $44 billion in unused, closed loop gift cards had accumulated in the United States between 2008 and 2014 and could have been made available for sale on the secondary gift card market.

“GiftCard Zen shares the same mission with RetailMeNot, to help consumers save money when they shop at their favorite retailers, restaurants and brands,” said Aaron Dragushan, founder, GiftCard Zen Inc. “I’m incredibly pleased we are joining a company and culture that values the business we’ve built over the past three and a half years.”

Acquisition Details

RetailMeNot, Inc. acquired GiftCard Zen Inc for $22 million in cash, plus up to an additional $11 million in deferred compensation based on the achievement of specific performance targets and continued employment of a key employee following the closing date of the transaction. The transaction closed on April 5, 2016. GiftCard Zen will continue to operate out of Phoenix, Arizona, with its existing management team reporting directly into Lou Agnese, senior vice president and general manager of RetailMeNot’s gift card business unit.

First Quarter Preliminary Results and Updated 2016 Business Outlook

RetailMeNot, Inc. is providing preliminary results for its first quarter ended March 31, 2016 and updating its guidance for its fiscal year ending December 31, 2016. The company will provide details of the GiftCard Zen Inc business model and outlook separately on its first quarter 2016 earnings call on May 3, 2016.

First Quarter 2016

•	Total net revenues for the first quarter are expected to be at or above the high-end of guidance and in the range of $54.0 to $54.5 million, versus guidance of $49.0 to $54.0 million.

•	Adjusted EBITDA for the first quarter is expected to be at or above the high-end of guidance and in the range of $12.0 to $12.5 million, or adjusted EBITDA margins of 22.6% at the mid-point, versus guidance of $8.0 to $12.0 million.

•	Net income for the first quarter is expected to be between a net loss of $100 thousand to a net income of $100 thousand, which is inclusive of an impairment of $832 thousand of unamortized internally developed software and website development costs.

Fiscal Year 2016

RetailMeNot, Inc. expects to provide financial results for subsequent periods in two separate operating segments, with one representing the “Core” RetailMeNot business and the other representing the “Gift Card” business, and it will provide second quarter guidance and additional financial information with respect to each on the first quarter earnings call on May 3, 2016.

Today, with respect to the Core business, the company is providing the following preliminary results:

•	Total net revenues are expected to be in the range of $228.0 to $241.0 million, versus previous guidance of $225.0 to $240.0 million.

•	Adjusted EBITDA is expected to be in the range of $52.0 to $63.0 million, versus previous guidance of $51.0 to $62.0 million. This updated range reflects adjusted EBITDA margins of 24.5% at the mid-point.

With respect to the Gift Card business for the remainder of fiscal 2016, RetailMeNot, Inc. expects to recognize gross revenue based on the sales price of the underlying gift cards in the range of

$43.0 to $49.0 million. The acquisition of GiftCard Zen Inc is expected to be dilutive to adjusted EBITDA by approximately $2.0 million. Potential revenues for the Gift Card business and the effect on Adjusted EBITDA are not reflected in the financial guidance provided above with respect to the Core business. Finally, RetailMeNot, Inc. expects the Gift Card business segment to generate positive operating income on a monthly basis by the end of 2017.

These preliminary, unaudited results and financial guidance are based on management’s initial review of operations for the quarter ended March 31, 2016 and remain subject to the completion of the Company’s customary closing and review procedures. Final adjustments and other material developments may arise between the date of this press release and the date RetailMeNot, Inc. announces first quarter 2016 results and files its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures.”

First Quarter Earnings Conference Call

RetailMeNot, Inc. will release its financial results for the first quarter and an update on fiscal year 2016, before the market opens on May 3, 2016.

Following the release of the company’s financial results, Cotter Cunningham, CEO, and J. Scott Di Valerio, CFO, will host a conference call to discuss the results and business outlook at 8:00 am Eastern Time (7:00 am Central Time) the same day. Additionally, in advance of this call, the company will post its prepared remarks and its earnings press release, which can be accessed at http://investor.retailmenot.com/.

The live webcast of the conference call will be available on the investor relations section of the RetailMeNot website at: http://investor.retailmenot.com/. Following completion of the call, a recorded replay of the webcast will be available on the website at http://investor.retailmenot.com/Event/.

About RetailMeNot, Inc.

RetailMeNot (http://www.retailmenot.com/corp/) is a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store. The company enables consumers across the globe to find hundreds of thousands of digital offers and discounted gift cards to save money while they shop or dine out. During the 12 months ended December 31, 2015, RetailMeNot, Inc. experienced over 718 million visits to its websites. It also averaged 23.2 million mobile unique visitors per month during the three months ended December 31, 2015. RetailMeNot, Inc. estimates that approximately $4.8 billion in retailer sales were attributable to consumer transactions from paid digital offers in its marketplace in 2015, more than $600 million of which were attributable to its in-store solution. The RetailMeNot, Inc. portfolio of websites and mobile applications includes RetailMeNot.com in the United States;

RetailMeNot.ca in Canada; VoucherCodes.co.uk in the United Kingdom; retailmenot.de in Germany; Actiepagina.nl in the Netherlands; ma-reduc.com and Poulpeo.com in France; RetailMeNot.es in Spain, RetailMeNot.it in Italy and GiftCardZen.com and Deals2Buy.com in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to adjusted EBITDA, which is a non-GAAP financial measure. For a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, see the table provided below in this release.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes adjusted EBITDA also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) RetailMeNot’s ability to manage the growth in scope and complexity of its business, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain high quality digital offer content and maintain the positive perception of its brands; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations related to gift cards and imposing sales tax on e-commerce or m-commerce; (9) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of current and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 19, 2016. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

Investor Relations Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

	RetailMeNot, Inc.
	Reconciliation of Adjusted EBITDA
	(Unaudited, in thousands)
	March 31, 2016
	Low	High
Reconciliation of Adjusted EBITDA:
Net income (loss)	$(100)	$100
Depreciation and amortization	3,950	3,950
Stock-based compensation expense	6,586	6,586
Third party acquisition-related costs	275	375
Other operating expenses	832	832
Interest expense, net	600	600
Other (income) expense, net	(150)	(120)
Provision for (benefit from) income taxes	(20)	150

Adjusted EBITDA	$11,973	$12,473